EXHIBIT 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is entered into as of September 15, 2026 (the “Amendment Effective Date”), by and between Sadot Group Inc., a Nevada corporation (the “Company”), and Chagay [Haggai] Ravid (“Employee”).

WHEREAS, the Company and Employee are parties to that certain Employment Agreement effective as of May 28, 2025 (the “Employment Agreement”);

WHEREAS, under Section 1.1 of the Employment Agreement, Employee currently serves as Chief Executive Officer of the Company and, since August 21, 2026, has also served as Interim Chief Financial Officer of the Company and has been designated the Company’s principal financial officer and principal accounting officer, and the parties desire that Employee vacate the Chief Executive Officer position, the Interim Chief Financial Officer position and those designations while continuing his service as a member of the Board of Directors; and

WHEREAS, the Company desires to appoint Employee to serve as Executive Director, and the parties intend that Employee’s economic and employment terms under the Employment Agreement remain unchanged except for his position, title and corresponding duties, and that Employee continue to be an executive officer of the Company.

WHEREAS, effective as of the Amendment Effective Date, the Board of Directors has appointed Michael D. Murray as Chief Executive Officer and Chief Financial Officer of the Company and has designated Mr. Murray as the Company’s principal executive officer, principal financial officer and principal accounting officer; and

WHEREAS, the Compensation Committee of the Board of Directors, composed solely of independent directors, approved this Amendment on September 15, 2026 in accordance with Nasdaq Listing Rule 5605(d)(3), and Employee, being an interested director, did not participate in the deliberations of, or the vote of, the Board of Directors or any committee thereof with respect to this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Cessation as Chief Executive Officer and Interim Chief Financial Officer. Effective as of the Amendment Effective Date, Employee shall cease serving as Chief Executive Officer and as Interim Chief Financial Officer of the Company. Employee’s designations as the Company’s principal executive officer, principal financial officer and principal accounting officer shall terminate as of the Amendment Effective Date. Employee shall also resign, effective as of the Amendment Effective Date, from every other office he holds with the Company and from every office and directorship he holds with any subsidiary of the Company (other than his position as Executive Director and his membership on the Board of Directors of the Company), and shall execute and deliver a resignation letter in form reasonably satisfactory to the Company. The Company shall, effective no later than the Amendment Effective Date, appoint a Chief Executive Officer and a Chief Financial Officer and designate a principal executive officer, a principal financial officer and a principal accounting officer, so that each such office and designation is held continuously and without interruption. Employee’s cessation from the Chief Executive Officer and Interim Chief Financial Officer positions, and the termination of the related Exchange Act designations, is a mutually agreed change in title and duties and shall not, whether alone or in combination with any other event or circumstance, constitute a termination of employment, a termination by the Company without Cause, or a resignation by Employee for Good Reason under the Employment Agreement.

2. Continued Board Service; Appointment as Executive Director. Employee shall continue to serve as a member of the Board of Directors of the Company, subject to the Company’s organizational documents, applicable law, stock exchange requirements, shareholder election requirements, and the Board’s applicable governance procedures. Effective as of the Amendment Effective Date, the Board of Directors appoints Employee as Executive Director, an executive officer position. In that executive capacity, Employee shall have such executive, strategic, business-development, operational and other duties and authority as may be assigned from time to time by the Board of Directors or the Chief Executive Officer and consistent with the position of Executive Director. Employee shall report to the Chief Executive Officer of the Company. Employee acknowledges and agrees that, as Executive Director, Employee will perform policy-making functions and will continue to be (a) an “executive officer” within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) an “officer” for purposes of Section 16 of the Exchange Act and Rule 16a-1(f) thereunder, and (c) an “executive officer” for purposes of the Company’s compensation recovery policy adopted under Rule 10D-1 under the Exchange Act and Nasdaq Listing Rule 5608. Accordingly, Employee shall continue to file all reports required under Section 16(a) of the Exchange Act, shall remain subject to Section 16(b), and shall remain subject to the Company’s insider trading policy (including trading windows, pre-clearance and restrictions on hedging and pledging), code of business conduct and ethics, compensation recovery policy, related person transaction policy and Regulation FD policy, each as in effect and as amended from time to time. Employee shall not, without the prior authorization of the Board of Directors or the Chief Executive Officer, hold himself out as holding any office of the Company other than Executive Director and director, execute any document or incur any obligation on behalf of the Company, or communicate on behalf of the Company with any investor, securities analyst, member of the press, or governmental or regulatory authority.

3. Amendment to Section 1.1. Section 1.1 of the Employment Agreement is amended so that references to Employee serving the Company as “Chief Executive Officer” shall, from and after the Amendment Effective Date, mean service as “Executive Director.” Each other reference in the Employment Agreement to Employee’s own service or position as “Chief Executive Officer” is likewise amended to refer to Employee’s service as Executive Director. For the avoidance of doubt, any reference in the Employment Agreement to the “Chief Executive Officer of the Company” otherwise than as a description of Employee’s own position — including any provision directing notices to, or providing for Employee to report to, the Chief Executive Officer — shall from and after the Amendment Effective Date refer to the individual then serving as Chief Executive Officer of the Company and not to Employee; provided that any notice given by Employee to the Company under the Employment Agreement or this Amendment shall be addressed to the Chairman of the Board of Directors, with a copy to the Company’s outside securities counsel. To the extent Section 1.1 of the Employment Agreement provides that Employee shall not serve as a director of the Company by virtue of the Employment Agreement, that provision is unaffected by this Amendment, and Employee’s service as a director arises solely from his election by the Company’s stockholders. All other provisions of Section 1.1 shall remain in full force and effect, except to the extent inconsistent with this Amendment.

4. Compensation and Benefits Unchanged. Employee shall continue to receive the same compensation and benefits provided under the Employment Agreement, including the $200,000 annual Base Salary, benefits, expense reimbursement, equity rights and vesting terms, performance bonus eligibility, key person insurance provisions, severance rights, vacation entitlement and all other economic terms, in each case subject to the terms, conditions, vesting schedules and limitations already contained in the Employment Agreement. For clarity, this Amendment does not create a second or duplicate equity grant under Section 1.2.4; rather, Employee’s existing equity rights under the Employment Agreement continue according to their original terms. Employee acknowledges that the restricted stock award granted under Section 1.2.4 of the Employment Agreement will continue to vest, and the parties agree that Employee’s continued service as Executive Director constitutes continuous service for purposes of that award and of any other equity award held by Employee. Nothing in this Amendment constitutes a new grant, an extension, a repricing or any other modification of an equity award for purposes of ASC 718, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or Nasdaq Listing Rule 5635(c), and no additional compensation is payable to Employee by reason of this Amendment.

5. No Termination; Continuous Service. The parties acknowledge and agree that Employee’s transition from Chief Executive Officer to Executive Director is intended to constitute continuous employment and service with the Company. Employee’s service period shall not be interrupted for purposes of compensation, benefits, vesting, severance, vacation accrual, restrictive covenants or any other provision of the Employment Agreement. The parties further intend that the transition contemplated by this Amendment not constitute a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), and the parties anticipate that Employee will continue to provide bona fide services to the Company at a level greater than twenty percent (20%) of the average level of bona fide services performed by Employee over the thirty-six (36) month period preceding the Amendment Effective Date. If, notwithstanding the foregoing, a separation from service is deemed to occur, the parties shall administer the Employment Agreement in a manner intended to comply with, or be exempt from, Section 409A, and Employee acknowledges that, because the Company’s common stock is publicly traded, Employee is expected to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i). The Company makes no representation that any payment or benefit complies with or is exempt from Section 409A and shall have no liability to Employee for any tax, interest or penalty imposed thereunder.

6. Board Capacity. Employee’s continued service as a director is separate from his employment as Executive Director. Nothing in this Amendment guarantees Employee’s continued election or appointment to the Board beyond the term or process applicable under the Company’s organizational documents, applicable law and shareholder or Board action. If Employee ceases to serve as a director but remains employed by the Company as Executive Director, such cessation from the Board alone shall not automatically terminate the Employment Agreement.

7. Waiver of Good Reason and Transition Claims. Employee, on behalf of himself and his heirs, executors, administrators and assigns, irrevocably and unconditionally waives and releases any and all rights and claims arising out of or relating to the matters described in Sections 1, 2 and 3 of this Amendment, including any claim that his cessation as Chief Executive Officer or as Interim Chief Financial Officer, the termination of his principal executive officer, principal financial officer and principal accounting officer designations, the appointment of a successor Chief Executive Officer or Chief Financial Officer, his appointment as Executive Director, or any resulting change in his title, duties, authority, reporting relationship, status, responsibilities or perquisites constitutes or gives rise to Good Reason, a termination without Cause, a constructive termination, a material breach of the Employment Agreement, or any entitlement to severance, accelerated vesting, or any other payment or benefit. Employee acknowledges that he has been advised to consult counsel of his own choosing, has had adequate opportunity to do so, and enters into this waiver knowingly and voluntarily. This Section 7 is limited to the matters described in it and is not a general release of claims. Nothing in this Section 7 waives any right described in Section 11.

8. Transition and Cooperation. Employee shall cooperate fully with the Company and with the individuals serving as Chief Executive Officer and Chief Financial Officer in effecting an orderly transition, including the transfer of duties, records, systems and premises access, signature and banking authorities, transfer agent instructions and EDGAR access previously held by Employee. For so long as Employee is employed by the Company, and for twelve (12) months thereafter without additional consideration (and thereafter upon reimbursement of reasonable out-of-pocket expenses), Employee shall make himself reasonably available to the Company, its Audit Committee, its independent registered public accounting firm and its counsel in connection with (a) the preparation, review or amendment of any periodic report, current report, registration statement or proxy statement covering any period during which Employee served as Chief Executive Officer or Interim Chief Financial Officer; (b) the audit of the Company’s financial statements for the fiscal year ending December 31, 2026 and any review of interim financial statements; (c) any restatement, or any evaluation of the Company’s disclosure controls and procedures or internal control over financial reporting; (d) the Company’s pending Registration Statement on Form S-1 and any response to comments of the staff of the Securities and Exchange Commission; and (e) any inquiry, request, examination or proceeding of the Securities and Exchange Commission, The Nasdaq Stock Market or any other governmental or regulatory authority. Employee shall promptly deliver to the Company all Company records in his possession or control relating to those periods.

9. Certifications; Disclosure Cooperation. Employee shall, promptly upon request, execute any certification, management representation letter or similar instrument required in connection with any report or registration statement covering a period during which Employee served as Chief Executive Officer or Interim Chief Financial Officer, in each case to the extent it relates to that period and Employee is able to make it truthfully. Employee shall cooperate fully and promptly with the Company in the preparation and filing of the Current Report on Form 8-K reporting the matters described in this Amendment and of any related disclosure, including furnishing the information required by Items 401, 402 and 404 of Regulation S-K and reviewing the relevant disclosure for accuracy. Employee shall promptly notify the Board of Directors of any transaction or relationship that would require disclosure under Item 404(a) of Regulation S-K, and of any event described in Item 401(f) of Regulation S-K or any disqualifying event described in Rule 506(d)(1) under the Securities Act of 1933, as amended, affecting Employee.

10. Clawback and Company Policies Preserved. Nothing in this Amendment limits, waives or releases any right of the Company to recover compensation from Employee under the Company’s compensation recovery policy adopted pursuant to Rule 10D-1 under the Exchange Act and Nasdaq Listing Rule 5608, under Section 304 of the Sarbanes-Oxley Act of 2002, or under any other clawback, recoupment or forfeiture policy or applicable law, in each case whether the compensation was received while Employee served as Chief Executive Officer or Interim Chief Financial Officer or thereafter. Employee acknowledges that recovery under the policy described in the preceding sentence is mandatory and applies without regard to Employee’s fault, that no indemnification, advancement of expenses or insurance provided or procured by the Company applies to any amount so recovered, and that any such recovery shall not constitute Good Reason or a breach of the Employment Agreement by the Company.

11. Protected Activity Not Prohibited. Nothing in this Amendment, in the Employment Agreement, or in any other agreement or Company policy applicable to Employee shall prohibit or restrict Employee from: (i) initiating communications directly with, responding to an inquiry from, volunteering information to, or providing testimony before the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the U.S. Department of Justice, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, any other self-regulatory organization, or any other federal, state or local governmental or regulatory authority (each, a “Government Agency”), regarding a possible violation of law; (ii) filing a charge or complaint with, or participating in any investigation or proceeding conducted by, any Government Agency; or (iii) making any other disclosure protected under the whistleblower provisions of federal or state law, including Section 21F of the Exchange Act and Rule 21F-17 thereunder, Section 806 of the Sarbanes-Oxley Act of 2002, and the Dodd-Frank Wall Street Reform and Consumer Protection Act. Employee is not required to notify the Company of, or to obtain the Company’s prior authorization for, any such communication or disclosure, and Employee does not waive, and the Company shall not seek to limit or condition, any right Employee may have to receive a monetary award from any Government Agency in connection with protected whistleblower activity. Nothing in Section 7 or Section 8 shall be construed to impede any activity protected by this Section 11, and the Company shall not retaliate against Employee for engaging in any such activity.

12. Acknowledgments and Representations. Employee confirms that his cessation as Chief Executive Officer and as Interim Chief Financial Officer, and his continued service as a director and as Executive Director, are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Employee further represents that, as of the Amendment Effective Date and other than as previously disclosed in the Company’s filings with the Securities and Exchange Commission or in writing to the Audit Committee, he is not aware of (a) any fraud, whether or not material, involving management or any employee having a significant role in the Company’s internal control over financial reporting; (b) any material weakness or significant deficiency in the design or operation of internal control over financial reporting; or (c) any violation or possible violation of law by the Company. Nothing in this Section 12 limits any right described in Section 11.

13. Ratification. Except as expressly amended by this Amendment, the Employment Agreement is hereby ratified and confirmed in all respects and shall remain unchanged and in full force and effect. In the event of any conflict between this Amendment and the Employment Agreement, this Amendment shall control. This Amendment amends the Employment Agreement only as expressly set forth herein and does not create, expand or extend any right, payment or benefit not already provided by the Employment Agreement.

14. Defined Terms. Capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Employment Agreement.

15. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts and by facsimile, PDF or other electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

16. Governing Law. This Amendment shall be governed by, and construed in accordance with, the same governing law and forum-selection provisions set forth in Section 3.11 of the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

Sadot Group Inc.

By: /s/ Aleksandr Zhandov

Name: Aleksandr Zhandov

Title: Chief Operating Officer

EMPLOYEE

/s/Haggai Ravid

CHAGAY [HAGGAI] RAVID